UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-56250 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

The Senior Debt Agreement.

On May 11, 2022, MJ Harvest, Inc. (“MJHI” or the “Company”) entered into an agreement with SMC Cathedral City Holdings, LLC, a Delaware limited liability company (“SMC-CCH”) for the sale of a $2,317,198 Secured Convertible Promissory Note (the “Note”). The terms of the Note and the related Securities Purchase Agreement (“SPA”) and Pledge Agreement (“Pledge”) (collectively the “Senior Debt”) are described below.

The Note provides for an original issue discount of $817,198, resulting in net proceeds to MJHI of $1,500,000. The Note bears interest at the rate of 12% due at maturity which is twelve months from the issue date of the Note or May 10, 2023. The Note is secured by all assets of the Company.

Any principal amount or interest on the Note that is not paid when due will bear interest at the lesser of 16% or the maximum amount permitted by law. The Note may not be prepaid in whole or in part prior to maturity, except where the Company pays an amount equal to 120% of the principal amount due, all accrued and unpaid interest, and a $750.administrative fee, subject to the right of SMC-CCH to convert the note prior to prepayment.

The principal amount of the Note and interest may be converted at any time following the issue date into fully paid and nonassessable shares of MJHI Common Stock at a conversion price of $0.20 per share. The conversion price will be adjusted in the event MJHI changes its capital structure through a corporate reorganization, merger, or other transaction that, without such adjustment, would adversely affect the conversion rights of SMC-CCH. Any adjustment to the conversion price will be calculated at the time of the transaction giving rise to the adjustment. The conversion price will also be adjusted in the event MJHI undertakes a dilutive issuance of its shares. The number of shares issuable upon conversion is limited to 4.99% of the outstanding shares at the time of conversion, unless waived by SMC-CCH upon 61 days prior written notice.

Other key terms of the Senior Debt include the following:

·	The Senior Debt includes a pledge of all assets of the Company, including patents and the investments in PPK Investment Group, Inc., Blip Holdings LLC and WDSY LLC.
·	The Company has retained the right to enter into new acquisitions of equipment or other assets pursuant to financing arrangements entered into after the effective date of the Senior Debt instruments where the Company has granted a security interest in such assets to the applicable creditor.
·	The Company also retains the right to enter into a merger, consolidation or other business combination with another company provided (i) such transaction is approved by the Board of Directors of the Company; (ii) the shareholders of the Company remain in control of the business following the completion of the transaction; and (iii) the persons serving on the Board of Directors of the Company prior to the transaction constitute a majority of the Board of Directors of the Company upon completion of the transaction.
·	The Company has agreed to execute such additional documents as may be necessary to perfect the security interest of SMC-CCH in the collateral.
·	So long as any balance due on the Note remains outstanding, the Company has agreed to utilize 50% of proceeds from issuance of debt or equity securities, conversion of outstanding warrants, issuance of securities pursuant to an equity line of credit, or the sale of assets, to reduce the outstanding balance of the Note. This application of proceeds does not apply to customer payments of accounts receivable in the ordinary course of business, sales of assets in the ordinary course of business, or proceeds from financing transactions to acquire assets where the lender in such transaction holds a security interest in the assets acquired.

·	The Company is prohibited from paying dividends on its capital stock without the prior written consent of SMC-CCH.
·	The Company has also agreed to enter into a lease of property at 68350 Commercial Road, Cathedral City California where the Company will operate an extraction and manufacturing operation. The lease will be effective upon completion of the sale of the property to an affiliate of SMC-CCH.
·	An event of default under the SPA, Note or Pledge constitutes an event of default under each of the other agreements. Events of default include:
o	Failure to pay any amounts owing under the Senior Debt when due.
o	Failure to deliver Common Stock due upon conversion of some or all of the Note balance within two trading days of notice of conversion.
o	Breach of any agreements, covenants, representations, or warranties in the Senior Debt where the breach would have a material adverse effect on the rights or preferences of SMC-CCH.
o	Any money judgement is entered against the Company in excess of $100,000.
o	The Company is insolvent, declares bankruptcy, liquidates, or ceases operations.
o	The Company fails to comply with the reporting requirements under the Exchange Act or ceases to be subject to such reporting obligations.
o	The Company fails to maintain any material assets, which are necessary to the conduct of its business.
o	The financial statements included in the Company’s SEC filings for the two years prior to effective date of the Senior Debt and continuing so long as the Senior Debt is outstanding, are required to be restated.
o	The Company changes transfer agent without ensuring that the protections afforded to SMC-CCH with the prior transfer agent are carried forward to the new transfer agent to the satisfaction of SMC-CCH.
o	Inability of the Company to obtain for SMC-CCH a Rule 144 opinion at any time after six months from the effective date of the Senior Debt, for the purpose of allowing SMC-CCH to deposit common shares issued on conversion of the Note or part thereof into SMC-CCH’s brokerage account.
o	The Company’s securities are delisted, suspended from trading, or trading is halted in the principal market on which the Company’s securities trade.
·	In the event of default on the Senior Debt, the full balance of the Note plus interest multiplied by 125% will become immediately due and payable, along with costs, legal fees, expenses of collection. SMC-CCH may, at its option, elect to accept payment in part in Common Stock and part in cash. SMC-CCH may also exercise any rights granted pursuant to the Pledge, and any other rights and remedies available at law or in equity.
·	The Senior Debt is governed by the laws of Nevada and any action brought on the Senior Debt will be brought in the State of Florida, and in the Courts located in Palm Beach County, Florida.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the Note was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based on the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one buyer; (c) there were no contemporaneous public offerings of securities by the Company; (c) the negotiations for the issuance of the securities took place directly between the Company and SMC-CCH; (d) there was no general solicitation of the lender; and (e) the recipients of the securities are accredited investors as that term is defined in Regulation D adopted under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Secured Convertible Promissory Note
10.3	Pledge and Security Agreement

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton	May 16, 2022
By: Patrick Bilton	Date
Its: Chief Executive Officer